UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Form 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022

ADVANSIX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)
300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASIX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02    Results of Operations and Financial Condition.

On May 6, 2022, AdvanSix Inc. (the "Company") issued a press release announcing its financial results for the quarter ended March 31, 2022. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 7.01     Regulation FD.

Dividend

On May 6, 2022, the Company announced that its Board of Directors declared a cash dividend of $0.125 per share on the Company's common stock. The dividend will be paid on May 31, 2022 to stockholders of record as of the close of business on May 17, 2022.

The Company's announcement of the dividend is included in the press release furnished herewith as Exhibit 99.1.

The information furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2022

AdvanSix Inc.

By:	/s/ Achilles B. Kintiroglou
Name:	Achilles B. Kintiroglou
Title:	Senior Vice President, General Counsel and Corporate Secretary